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                                                                    Exhibit 21.1

                                  SUBSIDIARIES
                                       OF
                          FIBERNET TELECOM GROUP, INC.

1.    FiberNet Telecom, Inc. (Delaware corporation)

2.    Local Fiber, LLC (New York limited liability company)

3.    FiberNet Equal Access, LLC (New York limited liability company)